Exhibit 99.2

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

Up to $750,000,000

Aggregate Principal Amount of Newly Issued

3.450% Senior Notes due 2026 (CUSIP No. 960386 AL4)

For

a Like Principal Amount of Outstanding Restricted

3.450% Senior Notes due 2026 (CUSIP Nos. 960386 AJ9 and U96036 AB1)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2017, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

This Notice of Guaranteed Delivery relates to the offer (the “Exchange Offer”) by Westinghouse Air Brake Technologies Corporation (the “Company”) to exchange, upon the terms and subject to the conditions set forth in the Company’s prospectus, dated                     , 2017 (the “Prospectus”) and in the corresponding letter of transmittal (the “Letter of Transmittal”), its 3.450% Senior Notes due 2026 (CUSIP No. 960386 AL4) (the “Exchange Notes”), which will be issued in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding restricted 3.450% Senior Notes due 2026 (CUSIP Nos. 960386 AJ9 and U96036 AB1) (the “Original Notes”).

The Original Notes were issued pursuant to an Indenture, dated as of August 8, 2013 (as supplemented to date, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated as of August 8, 2013, by and between the Company and the Trustee, (ii) the Second Supplemental Indenture, dated as of November 3, 2016, by and among the Company, certain of the Guarantors and the Trustee, (iii) the Third Supplemental Indenture, dated as of November 3, 2016, by and among the Company, certain of the Guarantors and the Trustee, (iv) the Fourth Supplemental Indenture, dated as of February 9, 2017, by and among the Company, certain of the Guarantors and the Trustee, (v) the Fifth Supplemental Indenture, dated as of April 28, 2017, by and among the Company, certain of the Guarantors and the Trustee, and (vi) the Sixth Supplemental Indenture, dated as of June 21, 2017, by and among the Company, the Guarantors and the Trustee.

If in the case of Original Notes in certificated form, the Original Notes, the Letter of Transmittal or any other required documents cannot be delivered to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date, then this form may be delivered by hand or (in the case of an Eligible Institution (as defined in the Letter of Transmittal)) transmitted by facsimile transmission, overnight courier or mailed to the exchange agent as indicated below. If in the case of Original Notes held in book-entry form, the procedure for book-entry transfer cannot be completed by 5:00 p.m., New York City time, on the Expiration Date, then the holder of the Original Notes may guarantee delivery by means of The Depository Trust Company’s Automated Tender Offer Program, in accordance with the terms and procedures of that program.

Deliver to:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS EXCHANGE AGENT

Registered & Certified Mail	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9300-070	MAC N9300-070	MAC N9300-070
600 South Fourth Street	600 South Fourth Street	600 South Fourth Street
Minneapolis, MN 55402	Minneapolis, MN 55402	Minneapolis, MN 55402

Or

By Facsimile Transmission:
(612) 667-6282
Telephone:
(800) 344-5128

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

DELIVERY OF THIS NOTICE TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Original Notes is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, Original Notes pursuant to guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal. The undersigned guarantees that within three New York Stock Exchange trading days after the Expiration Date, the Original Notes, in proper form for transfer, or book-entry confirmation, as the case may be, will be delivered together with a properly completed and duly executed Letter of Transmittal and any other required documents.

The undersigned understands that tenders of Original Notes will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer — Withdrawal of Tenders” section of the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Complete this section if you are tendering Original Notes in certificated form:

Certificate No(s). for Original Notes (if available):	Principal Amount of Original Notes

Principal Amount of Original Notes Tendered:	Represented by Certificates:

Dated:	Signature(s):

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appears on certificates of Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Area Code and Telephone No.:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby:

(a) represents that the above named person(s) own(s) the Original Notes to be tendered; and

(b) guarantees that delivery to the exchange agent of certificates for the Original Notes to be tendered, in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the exchange agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) Letter of Transmittal with any required signatures and any other required documents, will be received by the exchange agent at its address set forth above within three New York Stock Exchange trading days after the Expiration Date.

I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND ORIGINAL NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

Name of Firm		Authorized Signature

Address		Title

Name:
Zip Code		(Please Type or Print)

Area Code and Telephone No.	Dated:

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS FORM; ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

INSTRUCTIONS TO NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF NOTICE OF GUARANTEED DELIVERY. If a Holder (as defined in the Letter of Transmittal) of Original Notes wishes to participate in the Exchange Offer but the Original Notes, the Letter of Transmittal or any other required documents cannot be delivered to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date, then a properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is recommended that the mailing be completed by registered or certified mail, properly insured, with return receipt requested, and made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. For a description of the guaranteed delivery procedure, see Instruction 1 to the Letter of Transmittal.

2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of Original Notes, the signature must correspond exactly with the name shown on the security position listing as the owner of the Original Notes.

If this Notice of Guaranteed Delivery is signed by a person other than a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed in the name of the participant(s) shown on the book-entry transfer facility’s security position listing. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing. Unless waived by the Company, evidence satisfactory to the Company of that person’s authority to act must be submitted with this Notice of Guaranteed Delivery.

3. CAPITALIZED TERMS. Capitalized terms used, but not defined, in this Notice of Guaranteed Delivery have the meanings assigned to them in the Prospectus.

4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the exchange agent at its address set forth on the front of this Notice of Guaranteed Delivery. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.